Exhibit 99.1

AMERICAN ENERGY FIELDS, INC. ANNOUNCES RELEASE OF TECHNICAL REPORT COMPLIANT WITH NI 43-101 STANDARDS

October13, 2010; Phoenix, AZ; American Energy Fields, Inc. (OTCBB: AEFI; the “Company”) is pleased to announce that the Company has received a technical report compliant with National Instrument 43-101 standards for the Artillery Peak Project located in Mohave County, Arizona, reporting an inferred mineral resource (as defined under the Canadian Institute of Mining, Metallurgy and Petroleum guidelines) of 2,807,000 pounds of U3O8.

The Artillery Peak property consists of 86 unpatented lode mining claims located on U.S. Bureau of Land Management Land about 110miles southeast of Kingman, Arizona in the vicinity of the Anderson Uranium Mine.  The property is within the Date Creek Basin, a geologic region that, when taken as a whole, has been estimated to contain 1.2 billion pounds of U3O8 mineralization.

A number of companies explored the Artillery Peak property in the 1960s-1970s, including Hecla Mining, Getty Oil, Homestake Mining, and Public Service Company of Oklahoma, with a combined total of 443 exploration drill holes.  The most recent exploration was conducted by Universal Uranium in 2007, resulting in 35 exploration drill holes.

The complete Artillery Peak technical report as prepared for the company is found on the Company’s website at www.americanenergyfields.com. Karen Wenrich, P.Geo., a qualified person as defined in NI 43-101, is the principal author of the technical report. She has 35 years of experience in the metals and uranium mining industry, including the U.S. Geological Survey and the International Atomic Energy Agency. The resource calculation was performed by Allen Wells, also a qualified person as defined in NI 43-101, with 18 years of professional experience as a mine engineer and mine operations manager at Arimeteco, Phelps Dodge, and Nord Resources.

Although the 2,807,000 pounds of U3O8 is categorized as an inferred resource, the reportrecommends conducting additional exploration drilling and concludes that the resource has a good potential to be categorized into a higher resource category.

About American Energy Fields, Inc.

American Energy Fields, Inc. is a resource company focused on exploring and developing the natural energy resources of the United States.  American Energy Fields’ corporate strength lies in its management’s experience in the finance and natural resource sectors.  AEF has one of the most prolific mining databases for energy related projects within the United States. With this database, AEF will target and acquire projects with previous production and/or exploration and work towards fully developing those projects to drive revenues and build core reserves.

For further information please contact:

Corporate Office

3266 W. Galveston Dr. Suite 101
Apache Junction, AZ 85120

Investor Relations

800-643-5815

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.  Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage.  Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.